UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2010

Dell Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-17017	74-2487834
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dell Way, Round Rock, Texas	78682
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 289-3355

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As Dell Inc. (“Dell”) has previously reported in its quarterly and annual filings with the Securities and Exchange Commission (the “SEC”), in August 2005 the SEC staff commenced an inquiry into certain of Dell’s accounting and financial reporting matters for periods beginning 2001. Dell has learned that, in connection with the resulting SEC investigation, several former employees of Dell have been contacted by the SEC staff and been provided with “Wells Notices.”   A Wells Notice is an indication that the SEC staff has made a preliminary decision to recommend that the SEC commence a civil or administrative action against the recipient of the notice. It is possible that other individuals have received or will receive such notices.

Dell continues to cooperate with the ongoing SEC investigation. As Dell has previously reported, Dell and the SEC staff have had preliminary discussions about a potential settlement of the matter. Thus far, an agreement has not been reached. Dell believes that any resolution would likely include monetary penalties, which cannot be quantified at this time, and other relief within the SEC’s authority. Dell’s discussions with the SEC staff are ongoing, and no assurance can be given as to the ultimate outcome of this matter, including the terms and conditions of any settlement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.

Date: April 1, 2010	By:	/s/ Janet B. Wright
Janet B. Wright
Vice President
(Duly authorized officer)